UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
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April 4, 2018

To Our Stockholders:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Noodles & Company at the offices of the Company at 520 Zang Street, Suite D, Broomfield, Colorado, on May 16, 2018, at 1:00 p.m. local time.

The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or, if you received a paper copy of the proxy materials, by completing and returning the enclosed proxy card in the postage-prepaid envelope so that your shares are represented. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,
Dave Boennighausen
Chief Executive Officer

NOODLES & COMPANY
520 ZANG STREET, SUITE D
BROOMFIELD, COLORADO 80021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders of Noodles & Company (the “Company”) will be held at the offices of the Company at 520 Zang Street, Suite D, Broomfield, Colorado, on May 16, 2018, at 1:00 p.m. local time, for the following purposes:

1.
To elect the four directors named in the Proxy Statement as Class II directors of the Company, each to serve for three years and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending January 1, 2019.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
Only stockholders of record at the close of business on March 19, 2018 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. We expect to mail a notice of Internet availability of proxy materials (the “Notice”) to our stockholders on or about April 4, 2018. The Notice contains instructions on how to access our proxy materials over the Internet and how to vote by going to a secure website. If you did not receive such a Notice, you may elect to receive future notices, proxy materials and annual reports electronically through the Internet by following the instructions in this Proxy Statement.

By Order of the Board of Directors

Melissa Heidman,
Vice President,
Acting General Counsel & Secretary
Broomfield, Colorado
April 4, 2018

Whether or not you expect to attend the meeting, please vote via the Internet, by telephone, or, if you received a paper copy of the proxy materials, by completing, dating, signing and promptly returning the accompanying proxy card in the enclosed postage-paid envelope so that your shares may be represented at the meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MAY 16, 2018:
THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT
www.proxypush.com/NDLS

Noodles & Company
Proxy Statement
For the Annual Meeting of Stockholders
To Be Held on May 16, 2018

NOODLES & COMPANY
520 ZANG STREET, SUITE D, BROOMFIELD, COLORADO 80021
PROXY STATEMENT
April 4, 2018

THE MEETING
The accompanying proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Noodles & Company, a Delaware corporation (the “Company”), for use at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of the Company at 520 Zang Street, Suite D, Broomfield, Colorado, on May 16, 2018, at 1:00 p.m. local time. The Notice, the Proxy Statement, the form of proxy and the Annual Report were first made available to stockholders on or about April 4, 2018. Electronic copies of this Proxy Statement, form of proxy and Annual Report are available at investor.noodles.com and www.proxypush.com/NDLS.
Voting Rights, Quorum and Required Vote
Only holders of record of our Class A and Class B common stock at the close of business on March 19, 2018, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on March 19, 2018, we had 41,127,797 shares of common stock outstanding and entitled to vote, of which 39,605,699 were Class A Common Stock and 1,522,098 were Class B Common Stock. Holders of the Company’s Class A and Class B common stock are entitled to one vote for each share held as of the above record date, with the exception that Class B common stock does not vote on the election or removal of directors. Shares of our Class B common stock are convertible on a share-for-share basis into shares of our Class A common stock at the election of the holder. A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority in voting power of all issued and outstanding stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” (described below) will be counted in determining whether there is a quorum.
Proposal No. 1—Election of Directors—directors will be elected by a plurality of the votes of the shares of common stock cast at the Annual Meeting, which means that the four nominees receiving the highest number of “for” votes will be elected. Withheld votes and broker non-votes (as defined below) will have no effect on Proposal No. 1.
Proposal No. 2—Ratification of Appointment of Independent Registered Public Accounting Firm—requires the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present in person or represented by proxy. Abstentions will count the same as votes against Proposal No. 2. Since this is a “routine” proposal, there should be no broker non-votes with respect to this Proposal No. 2.
Internet Availability of Proxy Materials
This year, we have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) that permits companies to furnish their proxy materials over the Internet. As a result, we are mailing the Notice instead of a paper copy of the proxy materials. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and may request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains information on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis.
Voting Your Shares
If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote in person at the Annual Meeting, via telephone, or electronically through the Internet by following the instructions included in the Notice or the proxy card, as applicable, or, if you receive a paper copy of the proxy materials, by completing, dating and signing the accompanying proxy card and promptly returning it in the enclosed envelope. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” Proposal No. 2 or, in the case of the election of the Class II directors, as a vote “for” election to Class II of the Board of each of the nominees presented by the Board.

If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote in person at the Annual Meeting. If you do not provide voting instructions to your broker in advance of the Annual Meeting, New York Stock Exchange rules grant your broker discretionary authority to vote on “routine” proposals. The ratification of the appointment of the independent registered public accounting firm in Proposal No. 2 is the only item on the agenda for the Annual Meeting that is considered routine. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal, and the unvoted shares are referred to as “broker non-votes.”
In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.
The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, that must be borne by the stockholder.
Expenses of Solicitation
The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by the Company. Following the original mailing of the Notice, proxies and other soliciting materials, the Company and/or its agents may also solicit proxies in person, by telephone or email. Following the original mailing of the Notice, proxies and other soliciting materials, the Company will request that banks, brokers and other nominees forward copies of the Notice to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers and other nominees for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.
Revocability of Proxies
Any person submitting a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked by a subsequent vote or proxy that is submitted via telephone or Internet, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, or by attendance at the Annual Meeting and voting in person. In order for beneficial owners to change any of your previously provided voting instructions, you must contact your bank, broker or other nominee directly.
Delivery of Documents to Stockholders Sharing an Address
We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding” under which multiple stockholders who share the same address will receive only one copy of the Notice, the Annual Report, the Proxy Statement, and the proxy card, unless we receive contrary instructions from one or more of the stockholders. If you wish to opt out of householding and receive multiple copies of the Notice at the same address, or if you have previously opted out and wish to participate in householding, you may do so by notifying us by telephone at 720-214-4132, by mail at Noodles & Company at, 520 Zang Street, Suite D, Broomfield, CO 80021, or by email at investorrelations@noodles.com, and we will promptly deliver the requested materials. You also may request additional copies of the proxy materials by notifying us in writing or by telephone at the same address, email address, or telephone number. Brokerage firms and banks are also entitled to household. Stockholders with shares registered in the name of a brokerage firm or bank should contact their brokerage firm or bank to request information about householding or to opt in or out of householding.
On or about April 4, 2018, we expect to mail or email to some of our stockholders the Notice. If you receive the Notice and would prefer to receive paper copies of the proxy materials on a going forward basis, please follow the instructions in the Notice (or the voting instructions card provided by your brokerage firm or bank).

Explanatory Note
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we will not be required to provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or obtain stockholder approval of any golden parachute payments not previously approved. In addition, because we are an emerging growth company, we are not required to include a Compensation Discussion and Analysis section in this Proxy Statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies. Under Section 107(b) of the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.
We will cease to be an emerging growth company at the end of fiscal year 2018.

PROPOSAL NO. 1—ELECTION OF DIRECTORS
The size of the Company’s Board of Directors is currently fixed at ten members, and the Board of Directors is presently comprised of ten members, who are divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term.
Each of the nominees for election to Class II is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve for three years expiring at the 2021 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If any of the nominees is unable or unwilling to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), the stockholders may vote for a substitute nominee chosen by the present Board to fill the vacancy. In the alternative, the stockholders may vote for just the remaining nominees, leaving a vacancy that may be filled at a later date by the Board, or the Board may reduce the size of the Board.
Andrew Taub is affiliated with L Catterton, which invested in the Company in 2010 and currently holds approximately 27.02% of our outstanding stock, L Catterton has the right to designate two members of our Board of Directors. In addition to Mr. Taub, L Catterton has designated Scott Dahnke, a Class III director, as a member of our Board of Directors. Mr. Taub has been a member of our Board of Directors since 2010 and brings to our Board substantial expertise in the retail and consumer industry.
François Dufresne is affiliated with Public Sector Pension Investment Board (“PSP Investments”), which also invested in the Company in 2010 and currently holds approximately 20.12% of our outstanding stock, PSP Investments also has the right to designate two members of our Board of Directors. Mr. Dufresne has been a member of our Board of Directors since 2016 and brings to our Board public company and international experience, as well as overall financial, corporate and strategic development experience.
The names of the nominees for election as Class II directors at the Annual Meeting and of the incumbent Class I and Class III directors, and certain information about them, including their ages, as of April 4, 2018, are included below.

	Class	Age	Position	Year Elected Director	Current Term Expires	Expiration of Term for which Nominated
Nominees
François Dufresne(2)(3)	II	57	Director	2016	2018	2021
Jeffrey Jones(1)(2)(4)	II	56	Director	2013	2018	2021
Drew Madsen	II	61	Director	2017	2018	2021
Andrew Taub	II	49	Director	2010	2018	2021
Continuing Directors
Dave Boennighausen	III	40	Chief Executive Officer and Director	2015	2019
Scott Dahnke(2)(3)	III	52	Director	2011	2019
Paul Murphy	III	63	Chairman	2017	2019
Mary Egan(1)	I	50	Director	2017	2020
Robert Hartnett(1)	I	66	Director	2016	2020
Thomas Lynch	I	58	Director	2017	2020
________________________

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

(4)	Lead Independent Director.

Nominees for Election as Class II Directors

François Dufresne has been a member of our Board of Directors since March 2016. Mr. Dufresne joined PSP Investments as a Senior Director, Private Equity in January 2016. Argentia Private Investments Inc. (“Argentia”), a wholly owned subsidiary of PSP Investments, has been an investor in the Company since 2010, and we entered into a stockholders agreement with them. These arrangements, pursuant to which Mr. Dufresne was selected as a member of our Board of Directors, are discussed further in the “Transactions with Related Persons” section of this Proxy Statement. From August 2013 to March 2015, he was Vice President Corporate Development and Chief Financial Officer at Ovivo Inc., a Montréal-based company listed on the TSX that designs and delivers conventional to highly technological water treatment solutions for the industrial and municipal markets around the world. From 2002 to June 2013, Mr. Dufresne was a Partner at Ernst & Young LLP in Canada. From 1997 to 2002, he was Vice-President Corporate Development at Telesystem International Wireless Inc., a Montréal-based company listed on Nasdaq and on the TSX that operated wireless voice and data networks in several markets outside of North America, including Brazil, Czech Republic and Romania. Prior to that, Mr. Dufresne spent 11 years at Arthur Andersen, the last four years as a Partner. He holds a law degree (LL.B., 1982) from Université Laval and a Master’s Degree in Taxation (M.Fisc., 1987) from Université de Sherbrooke. Mr. Dufresne brings to our Board of Directors public company and international experience, as well as overall financial, corporate and strategic development experience.
Jeffrey Jones has been a member of our Board of Directors since September 2013. From 2003 to 2012, Mr. Jones served as the Chief Financial Officer for Vail Resorts, Inc. (NYSE: MTN), a publicly held resort management company, and also served as a member of the board of directors of Vail Resorts, Inc. from 2008 through 2012. In addition, later in his tenure at Vail Resorts, Inc., Mr. Jones served as President - Lodging, Retail and Real Estate. Mr. Jones is currently a member of the board of directors of Hershey Entertainment and Resorts, where he chairs the audit and finance committee and is a member of the compensation committee, Summit Hotel Properties, Inc. (NYSE:INN), where he is the lead independent director and chair of the audit committee and a member of the compensation committee, and ClubCorp. Mr. Jones was also a director of Diamond Resorts International, Inc. in 2015 and until the company was sold in late 2016. He is also a member of the US Bank Advisory Board and is a member of the board at the Leeds School of Business, University of Colorado at Boulder. Prior to joining Vail Resorts, Mr. Jones held Chief Financial Officer positions with Clark Retail Enterprises and Lids Corporation. Mr. Jones received a BA in Accounting and American Studies from Mercyhurst College and is a member of the AICPA. Mr. Jones brings to our Board of Directors significant public company experience in financial positions including significant audit committee roles, as well as overall financial, operations and strategic development experience.
Drew Madsen has been a member of our Board of Directors since September 2017. From May 2015 to December 2016 Mr. Madsen served as President of Panera Bread Company, a national operator and franchisor of fast casual bakery cafés, where he helped guide the brand to industry leadership positions in clean food, digital ordering/payment and delivery. From October 2014 to March 2015 Mr. Madsen was President and Chief Operating Officer of the Norwegian Cruise Line division of Norwegian Cruise Line Holdings Ltd. From 2005 to 2013 he was President and Chief Operating Officer, and a member of the board of directors, of Darden Restaurants, Inc. Mr. Madsen began his career at General Mills with various positions in brand management including serving as Vice President of Marketing. He holds an MBA with Distinction from the University of Michigan and earned a bachelor’s degree, magna cum laude, from DePauw University, where he was a member of the Phi Beta Kappa Society. Mr. Madsen brings to our Board significant experience in restaurant operations and brand management.
Andrew Taub joined our Board of Directors in December 2010. Mr. Taub is a Managing Partner at L Catterton. He joined L Catterton in 1996 and has previously served as a Vice President and Principal prior to becoming a Partner in the firm. L Catterton has been an investor in the Company since 2010, and we entered into a stockholders agreement with them. These arrangements, pursuant to which Mr. Taub was selected as a member of our Board of Directors, are discussed further in the “Transactions with Related Persons” section of this Proxy Statement. Mr. Taub has helped capitalize and grow over a dozen consumer companies including restaurants, retail, food and beverage and marketing services. Prior to joining L Catterton, he spent three years as Vice President of Nantucket Holding Company, a merchant bank specializing in the acquisition and management of troubled companies, as well as the consolidation of fragmented industries. Previously he worked in Mergers and Acquisitions at Dean Witter Reynolds and Coopers & Lybrand. Mr. Taub received a BA from the University of Michigan and an MBA from Columbia Business School. Mr. Taub brings to our Board of Directors expertise in the retail and consumer industry.
Continuing Directors

Dave Boennighausen has served as our Chief Executive Officer (“CEO”) since June 2017 and as interim CEO from July 2016 through June 2017. He has been a member of our Board of Directors since August 2015. Mr. Boennighausen served as our Chief Financial Officer from July 2012 through his appointment as permanent CEO in June 2017. He has held various roles at the Company, including Vice President of Finance and Executive Vice President of Finance, since joining the Company in 2004. He began his career with May Department Stores. He holds an MBA from the Stanford Graduate School of Business and received a BS degree in Finance and Marketing from Truman State University. Mr. Boennighausen brings to our Board of Directors leadership skills, financial experience and strategic guidance.
Scott Dahnke has been a member of our Board of Directors since September 2011. Mr. Dahnke is the Global Co-CEO of L Catterton. Prior to becoming Global Co-CEO in 2016, Mr. Dahnke had been a Managing Partner of L Catterton since 2003, and has a broad range of business experience in private equity, consulting, management and finance. L Catterton has been an investor in the Company since 2010, and we have entered into a stockholders agreement with them. These arrangements, pursuant to which Mr. Dahnke was selected as a member of our Board of Directors, are discussed further in the “Transactions with Related Persons” section of this Proxy Statement. Prior to joining L Catterton, he was a Managing Director at Deutsche Bank Capital Partners and at AEA Investors, where he led AEA's consumer products investing efforts. Previously, Mr. Dahnke was the Chief Executive Officer of infoUSA, a leading publicly traded provider of business and consumer marketing products and services. Prior to joining infoUSA, Mr. Dahnke served clients on an array of strategic and operational issues as a Partner at McKinsey & Company. His early career also includes experience in the Merger Department of Goldman, Sachs & Co. and with General Motors. Mr. Dahnke received a BS, magna cum laude, in Mechanical Engineering from the University of Notre Dame. He also received academic honors while earning an MBA from the Harvard Business School. Mr. Dahnke brings to our Board of Directors expertise in the retail and consumer industry.
Mary Egan has been a member of our Board of Directors since September 2017. Since June 2013, Ms. Egan has served as Chief Executive Officer of Gatheredtable, a consumer software as a service (SAAS) company offering customized meal planning, that Ms. Eagan founded in June 2013. From 2010 to 2012 Ms. Egan served as Head of Global Strategy and Corporate Development for Starbucks Corporation (Nasdaq: SBUX), a global coffee retailer. At Starbucks, Ms. Egan partnered with the senior leadership team to develop and execute corporate strategy, and led many successful strategic initiatives focusing on cost reduction, developing markets, digital and food. Ms. Egan was a Managing Director at The Boston Consulting Group (“BCG”), a global management consulting firm from 1997 to 2010 where she partnered with CEO’s and boards of leading consumer brands to conceive and successfully drive aggressive growth strategies. While at BCG, she was a frequent global speaker on consumer-centric growth, and was featured in many news outlets, including The Wall Street Journal and The New York Times. Ms. Egan holds a BA from Barnard College, Columbia University, an MSEd from Bank Street Graduate School of Education and an MBA from Columbia Business School. Ms. Egan brings to our Board a broad range of experience in consumer-centric growth strategy and execution.
Robert Hartnett joined our Board of Directors and became Chairman in July 2016.  He has over 40 years of restaurant industry experience.  Most recently he served as Chief Executive Officer for Houlihan’s Restaurants, Inc., a national operator and franchisor of fine dining and casual dining restaurants, a position that he held from 2001 until successfully negotiating the sale of that company in 2015.  During his tenure at Houlihan’s, Mr. Hartnett successfully re-invented and revitalized the Houlihan’s brand.  Prior to joining Houlihan’s, Mr. Hartnett served as President, CEO and Chairman of Einstein Noah Restaurant Group Inc. (“Einstein’s”), a national operator and franchisor of fast casual bagel restaurants. In addition, he has owned and operated Einstein Bros. and Boston Market franchise restaurants and has served as President of Bennigan’s Restaurants, a multi-unit casual dining operator.  Mr. Hartnett brings to our Board of Directors a wealth of experience in restaurant operations and restaurant brand development.
Thomas Lynch joined our Board of Directors in April 2017. Since January 2005, Mr. Lynch has served as the Senior Managing Director of Mill Road Capital Management LLC (“Mill Road Capital”), a private equity firm he founded that is headquartered in Connecticut. Mill Road Capital has been an investor in the Company since 2017. Pursuant to arrangements with Mill Road Capital, as discussed further in the “Transactions with Related Persons” section of this Proxy Statement, Mr. Lynch was selected as a member of our Board of Directors. Mr. Lynch previously founded and served as a managing director of the private equity firm Lazard Capital Partners. He also was previously employed as a Managing Director of private equity at The Blackstone Group (NYSE: BX), a multinational asset management company, and as a senior consultant at the Monitor Company, a strategic consulting firm. Mr. Lynch’s extensive experience as a director includes currently serving as chairman of the board of directors of Rubio's Restaurants, Inc., a privately held restaurant company controlled by Mill Road Capital and chairman of the board of directors of Skullcandy, Inc., a privately held consumer products company controlled by Mill Road Capital. He previously served as a director of Panera Bread Company, a national operator and franchisor of fast casual bakery cafés. Following the acquisition of Panera Bread Company, Tom left the board. He also previously served as a director of Physicians Formula Holdings, Inc., a public cosmetics company and has also served on numerous other private and not-for-profit boards of directors. Mr. Lynch earned his Bachelor’s degree with honors in Political Economy and Philosophy from Williams College, a Master of Philosophy degree from Oxford University and a Master of Business Administration degree from Stanford University. Mr. Lynch brings to our Board of Directors significant experience in the fast casual segment of the restaurant industry, including public company experience.

Paul J.B. Murphy III became our Executive Chairman in July 2017. Mr. Murphy previously served as Chief Executive Officer of Del Taco Restaurants, Inc. (Nasdaq: TACO), a national operator and franchisor of fast casual restaurants from February 2009 to July 2017 (and as President from February 2009 to December 2016). From 1996 to 2008, Mr. Murphy held various roles with Einstein’s, a national operator and franchisor of fast casual bagel restaurants. Mr. Murphy originally joined Einstein’s as Senior Vice President, Operations in 1997. He was promoted to Executive Vice President, Operations in 1998, and to Chief Operating Officer in 2002. In 2003, he was appointed President and Chief Executive Officer. Mr. Murphy holds a Bachelor’s Degree in Religious Studies from Washington & Lee University. Mr. Murphy brings to our Board of Directors significant experience in both operational and executive leadership from his many years spent in the restaurant industry.

The Board of Directors recommends a vote FOR the election of each of the Class II director nominees listed above.

Directors and Corporate Governance
Board Composition
Our Board of Directors currently consists of ten members.
In accordance with the amended and restated certificate of incorporation and the amended and restated bylaws, our Board of Directors is divided into three classes with staggered three-year terms. The authorized number of directors may be changed pursuant to the Company’s bylaws by resolution of the Board of Directors. Our directors are divided among the three classes as follows:

•	Current Class I directors are Mary Egan, Robert Hartnett and Thomas Lynch, whose terms will expire at the 2020 Annual Meeting of Stockholders.

•	Current Class II directors are François Dufresne, Jeffrey Jones, Drew Madsen and Andrew Taub, whose term will expire at the 2018 Annual Meeting.

•	Current Class III directors are Dave Boennighausen, Scott Dahnke, and Paul Murphy, whose term will expire at the 2019 Annual Meeting of Stockholders.
Directors for a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal.
Board Independence
Under the listing requirements and Nasdaq rules, independent directors must comprise a majority of a listed company’s Board of Directors. Our Principles of Corporate Governance (the “Principles”) provide that an “independent” director is a director who meets the Nasdaq definition of independence and the Principles also provide that, under applicable Nasdaq rules, the members of each of the Audit and Compensation Committees are subject to additional, heightened independence criteria applicable to directors serving on these committees. Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of each director (both generally, and, where applicable, under heightened independence criteria applicable to certain committees). Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined, based on the recommendation of our Nominating and Corporate Governance Committee, that each of Messrs. Dahnke, Dufresne, Hartnett, Jones, Lynch, Madsen and Taub, and Ms. Egan was “independent” under Nasdaq rules and that each of Ms. Johanna Murphy, who did not stand for re-election in 2017, and Mr. James Rand, who resigned from the Board on April 3, 2017, was “independent” during the time she or he served on our Board of Directors. In making the independence determinations, our Board of Directors assessed the current and prior relationships that each non-employee director has with us and all other relevant facts and circumstances, including the beneficial ownership of our capital stock by each non-employee director. Based on these assessments, for each director deemed to be independent, our Board of Directors made a determination that, because of the nature of the director’s relationships and/or the amounts involved, each director deemed to be independent had no relationships with our company or our management that, in the judgment of the Board, would impair the director’s independence.
Messrs. Dufresne and Dahnke are currently members of the Compensation Committee and are affiliated with Argentia and L Catterton, respectively. Pursuant to applicable SEC and Nasdaq requirements, the Board of Directors considered all factors specifically relevant to determining whether either of these directors had or has a relationship which is material to that director’s ability to be independent from management in connection with their duties as members of the Compensation Committee, including these affiliations, and the Board determined that these directors are independent for purposes of serving on the Board of Directors and its Compensation Committee.
Leadership Structure
The Board does not have a policy regarding the separation of the roles of Chairman and Chief Executive Officer (the “CEO”) and believes that it is in the best interest of the Company and its stockholders for the Board periodically to evaluate and make a determination regarding whether or not to separate the roles of Chairman and CEO based upon the circumstances.
The Board has determined that separating the roles of Chairman and CEO is the most effective leadership structure for the Company at this time. As such, on June 13, 2017 the Board appointed Paul Murphy as Executive Chairman and Dave

Boennighausen as the Company’s CEO. The Board believes that the separation of Chairman and CEO duties allows Mr. Murphy to better focus on active leadership of the Board and oversight of management, while allowing Mr. Boennighausen to better focus on day-to-day operations of the Company and corporate strategy.
Among others, the Chairman’s duties and responsibilities include:

•	presiding at meetings of the Board and stockholders;

•	facilitating communication between the Board and the Company’s management;

•	assisting the CEO in formulating long-term strategy;

•	coordinating agendas and schedules for Board meetings, information flow to the Board and other matters pertinent to the Company and the Board; and

•	being available for consultation and communication with major stockholders as appropriate.
Lead Independent Director
In July 2017, the independent directors appointed Jeffrey Jones to serve as our Lead Independent Director. As Lead Independent Director, Mr. Jones’ duties and responsibilities include:

•	presiding at meetings of the Board at which the Chairman is not present;

•	serving as a liaison between the Chairman and the independent directors;

•	approving information sent to the Board;

•	presiding at executive sessions of the independent directors;

•	approving the agenda and schedule for Board meetings to provide that there is sufficient time for discussion of all agenda items; and

•	consulting and communicating with major stockholders upon request.

In addition, the Lead Independent Director has the authority to call executive sessions of the independent directors, and performs such additional duties as our Board of Directors may otherwise determine and delegate.
Executive Sessions of Independent Directors
In order to promote open discussion among independent directors, our Board of Directors has a policy of conducting executive sessions of independent directors during each regularly scheduled Board meeting and at such other times as may be requested by an independent director. These executive sessions are chaired by our Lead Independent Director. Our Lead Independent Director provides feedback to our Executive Chairman and our Chief Executive Officer, as needed, promptly after each executive session.
Principles of Corporate Governance
Our Principles of Corporate Governance are available on our website at investor.noodles.com/corporate-governance.cfm.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our officers and employees, including our Chief Executive Officer and interim Chief Financial Officer and those officers and employees responsible for financial reporting. We have also adopted a director code of business conduct and ethics that applies to our directors. Our codes of business conduct and ethics are posted on the investor relations section of our website at investor.noodles.com. We intend to disclose future amendments to our codes of business conduct and ethics, and any waivers of their provisions that we grant to our executive officers and directors, on our website within four business days following the date of the amendment or waiver.
Board Meetings
During 2017, the Board of Directors held eight meetings. Each director then serving attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during the period such director served and the total number of meetings held by any of the committees of the Board of Directors on which such director served during such period. As discussed above, Mr. Lynch joined the Board of Directors in April 2017, Mr. Murphy joined the Board of Directors in July 2017, and Ms. Egan and Mr. Madsen joined the Board of Directors in September 2017.
The Board’s Role in Risk Oversight
The Board of Directors oversees the Company’s risk management process. The Board oversees a Company-wide approach to risk management, designed to enhance stockholder value, support the achievement of strategic objectives and improve long-term organizational performance. The Board determines the appropriate level of risk for the Company generally, assesses the specific risks faced by the Company and reviews the steps taken by management to manage those risks. The Board’s involvement in setting the Company’s business strategy facilitates these assessments and reviews, culminating in the development of a strategy that reflects both the Board’s and management’s consensus as to appropriate levels of risk and the appropriate measures to manage those risks. Pursuant to this structure, risk is assessed throughout the enterprise, focusing on risks arising out of various aspects of the Company’s strategy and the implementation of that strategy, including financial, legal/compliance, operational/strategic, health and safety, and compensation risks. The Board also considers risk when evaluating proposed transactions and other matters presented to the Board, including acquisitions and financial matters.
While the Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Audit Committee reviews and discusses the Company’s practices with respect to risk assessment and risk management. The Audit Committee also focuses on financial risk, including internal controls, and discusses the Company’s risk profile with the Company’s independent registered public accounting firm. In addition, the Audit Committee oversees the Company’s compliance program with respect to legal and regulatory requirements, including the Company’s codes of conduct and policies and procedures for monitoring compliance. The Audit Committee also receives regular reports on the Company’s cybersecurity compliance and risk management practices, including its compliance with the Payment Card Industry (PCI) Data Security Standard (DSS), its implementation of data security solutions and risk evaluation, and its insurance coverages. The Compensation Committee periodically reviews compensation practices and policies to determine whether they encourage excessive risk taking, including an annual review of management’s assessment of the risk associated with the Company’s compensation programs covering its employees, including executives, and discusses the concept of risk as it relates to the Company’s compensation programs. Management regularly reports on applicable risks to the relevant committee or the Board, as appropriate, including reports on significant Company projects, with additional review or reporting on risks being conducted as needed or as requested by the Board and its committees.
Board Committees
Audit Committee
Our Audit Committee, which met five times in 2017, is currently composed of Mary Egan, Robert Hartnett and Jeffrey Jones. Mr. Jones is the Chairman of the Audit Committee and our Audit Committee financial expert, as currently defined under SEC rules. Each member of the Audit Committee meets the requirements for financial literacy under the applicable Nasdaq rules. All of our Audit Committee members meet the additional, heightened independence criteria applicable to directors serving on the Audit Committee under Nasdaq rules and SEC rules.
The Audit Committee operates under a written charter, available on our website at investor.noodles.com/corporate-governance.cfm, that satisfies the applicable standards of the SEC and the listing requirements of Nasdaq, and oversees our corporate accounting and financial reporting process. The Audit Committee’s responsibilities include, but are not limited to:

•	appointing, compensating, retaining and overseeing our independent registered public accounting firm;

•
approving in advance all audit and permissible non-audit services to be provided by the outside auditor, and establishing policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the outside auditor;

•	at least annually, reviewing the independence of the outside auditor;

•	at least annually, obtaining and reviewing a report by the outside auditor describing, among other things, its internal quality-control procedures;

•
meeting to review and discuss with management and the outside auditor the annual audited and quarterly financial statements of the Company and the independent auditor’s reports related to the financial statements;

•
receiving reports from the outside auditor and management regarding, and reviewing and discussing the adequacy and effectiveness of, the Company’s internal controls, including any significant deficiencies in internal controls and significant changes in internal controls reported to the Audit Committee by the outside auditor or management;

•	receiving reports from management regarding, and reviewing and discussing the adequacy and effectiveness of, the Company’s disclosure controls and procedures;

•	reviewing and discussing earnings press releases, and corporate practices with respect to earnings press releases and financial information and earnings guidance provided to analysts;

•
overseeing the Company’s compliance program with respect to legal and regulatory requirements, including the Company’s Codes of Business Conduct and Ethics and the Company’s policies and procedures for monitoring compliance;

•	reviewing and discussing the Company’s practices with respect to risk assessment and risk management;

•	establishing and overseeing procedures for handling reports of potential misconduct; and

•	establishing and periodically reviewing policies and procedures for the review, approval and ratification of related party transactions.

Compensation Committee

Our Compensation Committee, which met three times in 2017, is currently composed of Scott Dahnke, François Dufresne and Jeffrey Jones, each of whom is a non-employee, independent member of our Board of Directors. Mr. Dahnke is the Chairman of the Compensation Committee. The Compensation Committee operates under a written charter, available on our website at investor.noodles.com/corporate-governance.cfm, that satisfies the applicable standards of the SEC and Nasdaq. The Compensation Committee’s responsibilities include, but are not limited to:

•
overseeing the Company’s overall compensation philosophy, policies and programs, and assessing whether the Company’s compensation philosophy establishes appropriate incentives for management and employees;

•
reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, set the Chief Executive Officer’s compensation level based on this evaluation, and approve the grant of equity awards to the Chief Executive Officer;

•	setting the compensation of other executive officers based upon the recommendation of the Chief Executive Officer and approve the grant of equity awards to such executive officers;

•	administering and making recommendations to the Board with respect to the Company’s incentive compensation and equity-based compensation plans that are subject to Board approval;

•	approving the terms and grant of equity awards for executive officers;

•	reviewing and approving the design of other benefit plans pertaining to executive officers;

•	approving, and amending or modifying, terms of other compensation and benefit plans as appropriate;

•	reviewing and recommending to the Board employment and severance arrangements for executive officers, including employment agreements and change-in-control provisions, plans or agreements;

•	annually reviewing the compensation of directors for service on the Board and its committees and recommending changes in compensation to the Board as appropriate;

•	overseeing the assessment of risks related to the Company’s compensation policies and programs; and

•	annually reviewing an assessment of any potential conflicts of interest raised by the work of any compensation consultants.

Pursuant to the terms of its charter, the Compensation Committee may delegate its duties and responsibilities to one or more subcommittees, consisting of not less than two members of the Committee.

Our Executive Chairman, Paul Murphy, makes recommendations to the Compensation Committee regarding the compensation of the other executive officers of the Company.

Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is, or has at any time been, an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any other entity that has one or more executive officers serving on our Board of Directors or Compensation Committee. No directors served on the Compensation Committee in 2017 other than Messrs. Dahnke, Dufresne, and Jones.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee, which did not meet in 2017 but acted by written consent on five occasions, is currently composed of Messrs. Scott Dahnke and François Dufresne, each of whom is a non-employee, independent member of our Board of Directors. Mr. Dahnke is the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates under a written charter, available on our website at investor.noodles.com/corporate-governance.cfm, that satisfies the applicable standards of the SEC and Nasdaq. The Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to:

•	developing and recommending to the Board criteria for Board membership;

•	assessing the contributions and independence of incumbent directors in determining whether to recommend them for re-election;

•	identifying, reviewing the qualifications of and recommending candidates for election to the Board;

•	establishing procedures for the consideration of Board candidates recommended for the Committee’s consideration by the Company’s stockholders;

•	recommending to the Board the Company’s candidates for election or re-election to the Board at each annual stockholders’ meeting;

•	recommending to the Board candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

•	developing and recommending to the Board a set of corporate governance principles, and annually reviewing those principles and recommending changes to the Board as appropriate;

•	making recommendations to the Board concerning the size, structure, composition and functioning of the Board and its committees; and

•	recommending committee members and chairpersons to the Board for appointment.
Policy Regarding Stockholder Recommendations
The Company identifies new director candidates through a variety of sources. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner it considers other candidates, as described below. Stockholders seeking to recommend candidates for consideration by the Nominating and Corporate Governance Committee should submit a recommendation in writing describing the candidate’s qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as director. Please submit this information to the Corporate Secretary, Noodles & Company, 520 Zang Street, Suite D, Broomfield, CO 80021, or by email at investorrelations@noodles.com.
Stockholders may also propose director nominees by adhering to the advance notice procedure described under “Stockholder Proposals” elsewhere in this Proxy Statement.

Director Qualifications

The Nominating and Corporate Governance Committee and the Board believe that candidates for director should have certain minimum qualifications, including, without limitation:

•	demonstrated business acumen and leadership, and high levels of accomplishment;

•	ability to exercise sound business judgment and to provide insight and practical wisdom based on experience;

•	commitment to understand the Company and its business, industry and strategic objectives;

•	integrity and adherence to high personal ethics and values, consistent with our Code of Business Conduct and Ethics;

•	ability to read and understand financial statements and other financial information pertaining to the Company;

•	commitment to enhancing stockholder value;

•	willingness to act in the interest of all stockholders; and

•	for non-employee directors, independence under Nasdaq listing standards and other applicable rules and regulations.

In the context of the Board’s existing composition, other requirements, such as restaurant industry experience or experience in a particular business discipline, that are expected to contribute to the Board’s overall effectiveness and meet the needs of the Board and its committees may be considered. The Company values diversity on a company-wide basis and seeks to achieve diversity of occupational and professional backgrounds on the Board, but has not adopted a specific policy regarding Board diversity.

The Nominating and Corporate Governance Committee consults with other members of the Board of Directors and with the Company’s management in identifying and evaluating candidates for director.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018
The Audit Committee of the Board of Directors has selected Ernst & Young LLP, or Ernst & Young, to be the Company’s independent registered public accounting firm for the year ending January 1, 2019, and recommends that the stockholders vote for ratification of such appointment. Ernst & Young has been engaged as our independent registered public accounting firm since 2009. As a matter of good corporate governance, the Audit Committee has requested the Board of Directors to submit the selection of Ernst & Young as the Company’s independent registered public accounting firm for 2018 to stockholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We expect representatives of Ernst & Young to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
Audit and Related Fees
The following table sets forth the aggregate fees for professional services rendered by Ernst & Young for the audit of our financial statements for 2017 and 2016 and the aggregate fees for other services rendered by Ernst & Young billed in those periods:

	2017	2016
Audit fees(1)	$679,838	$529,972
Tax fees(2)	—	8,968
Total audit and related fees	$679,838	$538,940
_____________________

(1)
2017 and 2016 audit fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered, and additional work performed in connection with the Company’s securities purchase transactions.

(2)	Tax fees relate to professional services rendered for tax compliance, tax return review and preparation and related tax advice.
The Board of Directors adopted a written policy for the pre-approval of certain audit and non-audit services that Ernst & Young provides. The policy balances the need for independence of Ernst & Young while recognizing that in certain situations Ernst & Young may possess both the technical expertise and knowledge of the Company to best advise the Company on issues and matters in addition to accounting and auditing. In general, the Company’s independent registered public accounting firm cannot be engaged to provide any audit or non-audit services unless the engagement is pre-approved by the Audit Committee. Certain services may also be pre-approved by the Chairman of the Audit Committee under the policy. All of the fees identified in the table above were approved in accordance with SEC requirements and pursuant to the policies and procedures described above.

The Board of Directors recommends a vote FOR the ratification of the appointment of ERNST & YOUNG LLP for 2018.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information as of January 2, 2018, about shares of common stock that may be issued under our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options and warrants (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	3,603,137	$7.59	4,823,148
Equity compensation plans not approved by security holders	—	—	—
Total	3,603,137	$7.59	4,823,148
______________________________

(1)
Includes in column (a) 1,332,135 shares of Class A common stock issuable upon exercise of options outstanding under the Company’s Stock Incentive Plan, 1,913,793 shares of the Company’s Class A common stock issuable upon exercise of a warrant granted to L Catterton, 28,850 shares of Class B common stock issuable upon exercise of a warrant granted to a consultant, and 328,359 gross number of shares of Class A common stock underlying outstanding restricted stock units (“RSUs”). The shares underlying the outstanding RSUs are not included in the calculation of the Weighted-Average Exercise Price in column (b). Includes in column (c) 4,190,529 shares of Class A common stock available for issuance upon exercise of future grants under the Company’s Stock Incentive Plan and 632,619 shares of Class A common stock available for future issuance under the Company’s Employee Stock Purchase Plan. Material features of the Company’s Stock Incentive Plan and Employee Stock Purchase Plan are set forth in Note 9, Stock-Based Compensation and Note 11, Employee Benefit Plans, to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 2, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of Class A and Class B of our common stock as of March 26, 2018 (except where otherwise noted below) for:

•	each stockholder known by us to be the beneficial owner of more than 5% of any class of our outstanding shares of common stock;

•	each of our directors and director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.
As of March 26, 2018, Argentia beneficially owned 1,522,098 shares of Class B common stock, which represented 100% of the outstanding shares of Class B common stock on that date. Class B common stock has the same rights as the common stock except that holders of Class B common stock will not be entitled to vote in the election or removal of directors unless converted into Class A common stock.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership in the following table is based on 41,129,120 shares of common stock outstanding as of March 26, 2018 (of which 39,607,022 were Class A common stock and 1,522,098 were Class B common stock), unless otherwise indicated in the footnotes below. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed to be outstanding all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or exercisable within 60 days of March 26, 2018. Under the SEC rules, we did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Noodles & Company, 520 Zang Street, Suite D, Broomfield, CO 80021.

	Shares Beneficially Owned		Voting Shares Beneficially Owned
	Shares	Percent	Shares	Percent
Name and Address of Beneficial Owner

Stockholders owning more than 5%
Entities affiliated with L Catterton(1)	11,112,083	27.02%	11,112,083	28.06%
Entities affiliated with Mill Road Capital(2)	8,883,656	21.60%	8,883,656	22.43%
Argentia Private Investments Inc.(3)	8,276,473	20.12%	6,754,375	17.05%
Timothy M. Riley (4)	3,094,100	7.52%	3,094,100	7.81%

Named Executive Officers and Directors
Paul Murphy	150,000	*	150,000	*
Dave Boennighausen(5)	190,236	*	190,236	*
Paul Strasen(6)	224,180	*	224,180	*
Susan Daggett(7)	7,500	*	7,500	*
Scott A. Dahnke(1)	11,112,083	27.02%	11,112,083	28.06%
Andrew Taub	—	*	—	*
Thomas Lynch(2)	8,883,656	21.60%	8,883,656	22.43%
François Dufresne	—	*	—	*
Robert Hartnett	129,764	*	129,764	*
Jeffrey Jones(8)	28,319	*	28,319	*
Drew Madsen	—	*	—	*
Mary Egan	—	*	—	*

All Executive Officers and Directors as a Group (15)(9)	20,779,123	50.52%	20,779,123	52.46%
*        Indicates ownership of less than one percent.
__________________________

(1)
Based on (1) the information included in the most recently available Schedule 13D filed with the SEC on April 12, 2017, which reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by Catterton-Noodles, LLC, certain of its subsidiaries and affiliates (including L Catterton), and other companies (collectively, the “Catterton Reporters”) and (2) subsequent information known to the Company. In its Schedule 13D, Catterton Reporters disclosed having shared voting power and shared dispositive power over 11,092,853 shares.  Scott Dahnke is a Global Co-CEO of L Catterton, and in such capacity, has voting and investment control over the securities. Mr. Dahnke disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The principal business address of L Catterton is 599 West Putnam Avenue, Greenwich, CT 06830.

(2)
Based on (1) the information included in the most recently available Schedule 13D filed with the SEC on April 20, 2017, which reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by Mill Road Capital II, Mill Road Capital II GP LLC, the general partner of Mill Road (“Mill Road GP”), and Thomas E. Lynch and Scott P. Scharfman, each of whom is a management committee director of Mill Road GP and (2) subsequent information known to the Company. Each of Mill Road and Mill Road GP disclosed having sole voting power and sole dispositive power over 8,266,858 shares of our Class A common stock, and each of Messrs. Lynch and Scharfman disclosed having shared voting power and shared dispositive power over 8,266,858 shares of our Class A common stock. Each of Messrs. Lynch and Scharfman disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The principal business address of each such person is 382 Greenwich Avenue, Suite One, Greenwich, CT 06830.

(3)
Based on (1) the information as of February 8, 2017 included in the most recently available Schedule 13D filed with the SEC on February 21, 2017, which reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by Argentia Private Investments Inc. (“Argentia”), which is affiliated with the Public Sector Pension Investment Board (“PSP Investments”), a Canadian Crown Corporation (collectively, the “Argentia Reporters”) and (2) subsequent information known to the Company. Argentia Reporters disclosed having sole voting power over 8,266,858 shares, which consists of 6,744,760 shares of our Class A common stock and 1,522,098 shares of our Class B common stock held by Argentia. Neil Cunningham is President and Chief Executive Officer of PSP Investments. He is also President of Argentia.  Darren Baccus is Director of Argentia and Senior Vice President and Chief Legal Officer. Marie-Claude Cardin is director of Argentia and Vice President, Finance and Administration of PSP Investments. In such capacities, Mr. Cunningham, Mr. Baccus and Ms. Cardin have investment control over such securities. Mr. Stewart and Stephanie Lachance, Vice President, Responsible Investment of PSP Investments, have voting control over such securities on behalf of Argentia.

Mr. Cunningham, Mr. Bacchus, Ms. Cardin and Ms. Lachance disclaim beneficial ownership of such securities. The principal business address of Argentia is 1250 Réne Lévesque Boulevard West, Suite 1400, Montreal, Quebec, Canada H3B 5E9.

(4)
Based on the information as of December 31, 2017 included in the most recently available Schedule 13G/A filed with the SEC on January 18, 2018, which reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by Timothy M. Riley. Timothy M. Riley disclosed having sole voting power over 3,030,000 shares and shared voting power over 30,500 shares. The principal address of Timothy M. Riley is P.O. Box 2113, Darien, CT 06820.

(5)
Includes options to purchase 181,088 shares of our Class A common stock which will be exercisable within 60 days and 4,552 shares subject to RSUs which will vest and settle within 60 days of March 26, 2018.

(6)
Includes options to purchase 219,935 shares of our Class A common stock which will be exercisable within 60 days and 2,514 shares subject to RSUs which will vest and settle within 60 days of March 26, 2018.

(7)	Includes options to purchase 2,500 shares of our Class A common stock exercisable within 60 days of March 26, 2018.

(8)	Includes options to purchase 14,117 shares of our Class A common stock exercisable within 60 days of March 26, 2018.

(9)	Includes options to purchase 470,131 shares of our Class A common stock exercisable within 60 days and 7,960 shares subject to RSUs which will vest and settle within 60 days of March 26, 2018.

EXECUTIVE COMPENSATION
Our named executive officers, or NEOs, for 2017 are:

•	Paul Murphy, our Executive Chairman;

•	Dave Boennighausen, our Chief Executive Officer;

•	Paul Strasen, our Former Executive Vice President, General Counsel and Secretary; and

•	Susan Daggett, our Vice President of Finance and Interim Chief Financial Officer.
Mr. Strasen resigned from his position as Executive Vice President, General Counsel and Secretary of the Company as of December 29, 2017.
2017 Summary Compensation Table
The following table summarizes the compensation for 2017 and 2016 awarded to, earned by or paid to our principal executive officer and two most highly-compensated executives other than the principal executive officer, who were serving at the end of 2017, as well as the compensation awarded to two individuals who would have qualified to be among the two most highly-compensated executives other than the principal executive officer, but for the fact that the individuals were not serving as executive officers of our Company as of the end of 2017.

Name and Principal Position	Year	Salary	Bonus (1)	Equity Awards(2)	Non-equity incentive plan compensation(3)	All other Compensation (4)	Total
Paul Murphy	2017	$247,500	$—	$842,950	$133,333	$54,170	$1,277,953
Executive Chairman	2016	—	—	—	—	—	—
Dave Boennighausen	2017	426,346	141,000	274,730	70,875	18,944	931,895
Chief Executive Officer	2016	387,692	63,750	201,574	60,000	13,563	726,579
Paul Strasen	2017	315,026	—	—	18,973	28,580	362,579
Former Executive Vice President, General Counsel & Secretary	2016	307,654	—	111,298	27,940	20,862	467,754
Susan Daggett	2017	196,154	45,832	—	16,000	16,607	274,593
Vice President of Finance and Interim Chief Financial Officer	2016	67,596	—	23,951	5,500	9,111	106,158
______________________________

(1)
In connection with Mr. Boennighausen’s appointment as interim Chief Executive Officer in July 2016, the Company agreed to pay him a nondiscretionary bonus of $15,000 a month, payable monthly, for the duration of his tenure as interim Chief Executive Officer, and the Company agreed to continue such payments until his employment agreement became effective on September 13, 2017. In addition, in connection with Ms. Daggett’s appointment as interim Chief Financial Officer in June 2017, the Company agreed to pay her a nondiscretionary bonus of $8,333 a month, payable monthly, for the duration of her tenure as interim Chief Financial Officer.

(2)
Amounts represent the aggregate grant date fair value of equity awards granted in 2017 and 2016, calculated in accordance with FASB Accounting Standards Codification Topic 718. Each of our NEOs has received annual grants of equity awards at or about the time of our annual meeting of stockholders. A description of the methodologies and assumptions we use to value option awards and the manner in which we recognize the related expense are described in Note 9, Stock-Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 2, 2018. These amounts may not correspond to the actual value eventually realized by each NEO because the value depends on the market value of our common stock.

(3)
Bonuses were paid to Messrs. Boennighausen and Strasen and Ms. Daggett under our non-equity incentive plan for 2016 and to each of our NEOs for 2017. For 2016, we maintained a bonus plan that provided each NEO with the opportunity to earn a bonus based on achievement of adjusted EBITDA goals. For 2017, we maintained a bonus plan that provided each NEO with the opportunity to earn a bonus based in part on achievement of adjusted EBITDA goals and in part on achievement of individual performance goals. The bonus plan for each year conferred on the Compensation Committee of the Board the right in its discretion to increase or decrease the bonus payable based on other factors including the executive’s individual performance. The target bonuses under the plans were 50% of base salary for Mr. Murphy, 75% of base salary in 2017 and 50% of base salary in 2016 for Mr. Boennighausen, 40% of base salary for Mr. Strasen and 40% of base salary in 2017 and 25% of base salary in 2016 for Ms. Daggett. We did not achieve our adjusted EBITDA targets in either 2016 or 2017. The bonus amounts awarded in 2016 were awarded in the discretion of the Compensation Committee based on the individual performance of the executives receiving the bonuses. The bonus amounts awarded in 2017 were based on the individual executives’ achievement of their respective performance goals.

(4)	Amounts shown in this column are detailed in the table below:

Name	Year	Car Allowance	Relocation Benefits	Life Insurance	Health & Wellness	Total Other Compensation
Paul Murphy	2017	$—	$50,000	$705	$3,465	$54,170
	2016	—	—	—	—	—
Dave Boennighausen	2017	16,225	—	2,094	625	18,944
	2016	10,844	—	2,094	625	13,563
Paul Strasen	2017	17,391	—	7,724	3,465	28,580
	2016	13,534	—	7,328	—	20,862
Susan Daggett	2017	9,000	—	4,142	3,465	16,607
	2016	7,385	—	1,726	—	9,111

Outstanding Equity Awards at January 2, 2018
The following table sets forth information concerning stock options, and restricted stock that have not vested, for each of our NEOs outstanding as of January 2, 2018.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)
Paul Murphy	—	100,000	(1)	$4.10	07/10/2027
						150,000	(2)	$787,500
						50,000	(3)	$262,500
Dave Boennighausen	63,333	—		$8.67	12/27/2020
	22,503	—		$9.53	05/14/2022
	43,275	—		$12.13	12/06/2022
	15,000	5,000	(4)	$31.53	05/13/2024
	17,500	17,500	(5)	$16.70	05/06/2025
	5,727	13,365	(6)	$10.64	11/16/2025
	—	100,000	(7)	$4.20	09/21/2027
						13,657	(8)	$71,699
						10,000	(9)	$52,500
						50,000	(3)	$262,500
Paul Strasen	147,135	—		$8.67	12/27/2020
	43,275	—		$12.13	12/06/2022
	8,250	2,750	(4)	$31.53	05/13/2024
	10,250	10,250	(5)	$16.70	05/06/2025
	3,150	7,351	(6)	$10.64	11/16/2025
						7,541	(8)	$39,590
Susan Daggett	2,500	7,500	(10)	$7.04	08/12/2026
______________________________

(1)	The options vest in four equal installments on July 10, 2018, 2019, 2020 and 2021.

(2)	Represents RSUs that vest in four equal installments on July 10, 2018, 2019, 2020 and 2021.

(3)	Represents RSU’s that vest upon achievement of certain performance conditions.

(4)	The options vest on May 13, 2018.

(5)	The options vest in two equal installments on May 6, 2018 and 2019.

(6)	Represents the remaining two vesting installments of options which are 30% vested, and the remaining installments of which vest 30% and 40% on November 16, 2018 and 2019, respectively.

(7)	The options vest in four equal installments on September 21, 2018, 2019, 2020 and 2021.

(8)	Represents RSUs awarded on May 4, 2016, which vest in three equal installments on May 4, 2018, 2019 and 2020.

(9)	Represents RSUs that vest in four equal installments on September 21, 2018, 2019, 2020 and 2021.

(10)	The options vest in three equal installments on August 12, 2018, 2019 and 2020.

Potential Payments and Acceleration of Equity upon Termination or Termination in Connection with a Change in Control
Employment and Severance Agreements
On June 13, 2017, we entered into an employment agreement with Mr. Murphy (the “Murphy Agreement”) effective as of July 10, 2017. Pursuant to the Murphy Agreement, Mr. Murphy receives a base salary of $550,000 per year and is eligible to receive an annual bonus in an amount targeted at 50% of his base salary, subject to the achievement of certain performance goals that will be established by our Board of Directors or Compensation Committee. Additionally, pursuant to the Murphy Agreement, Mr. Murphy received the following equity awards on July 10, 2017 under our Amended and Restated 2010 Stock Incentive Plan: (i) nonqualified stock options to purchase 100,000 shares of our Class A common stock that vest in in four annual ratable installments; (ii) time-vesting restricted stock units with respect to 150,000 shares of Class A Common Stock that vest in four annual ratable installments; and (iii) performance-vesting restricted stock units with respect to 50,000 shares of Class A Common Stock that vest upon achievement of certain performance conditions. Under the Murphy Agreement, Mr. Murphy is also eligible for group insurance, retirement and vacation benefits that are available to our other executive employees and a payment to cover certain relocation expenses.
If Mr. Murphy's employment is terminated by us without cause (as defined in the Murphy Agreement), he will be entitled to receive (i) 12 months of base salary following the date of termination, and (ii) an amount equal to Mr. Murphy’s COBRA premium, for as long as he and, if applicable, his dependents are eligible for continued group medical coverage under COBRA from the Company, subject to his execution of a release of claims in favor of the Company and compliance with certain covenants. In addition, the Murphy Agreement prohibits Mr. Murphy from competing with us or soliciting our employees for twelve months following his termination of employment.
On September 21, 2017, we entered into an employment agreement with Mr. Boennighausen (the “Boennighausen Agreement”), effective as of September 13, 2017. Pursuant to the Boennighausen Agreement, Mr. Boennighausen receives a base salary of $525,000 per year and is eligible to receive an annual bonus in an amount targeted at 75% of his base salary, subject to the achievement of certain performance goals that will be established by our Board of Directors or Compensation Committee. Additionally, pursuant to the Boennighausen Agreement, Mr. Boennighausen received the following equity awards on September 21, 2017 under our Amended and Restated 2010 Stock Incentive Plan: (i) nonqualified stock options to purchase 100,000 shares of our Class A common stock that vest in four annual ratable installments; (ii) time-vesting restricted stock units with respect to 10,000 shares of Class A common stock that vest in four annual ratable installments; and (iii) performance-vesting restricted stock units with respect to 50,000 shares of Class A common stock that vest upon achievement of certain performance conditions. Mr. Boennighausen will also be eligible to receive additional equity-based awards during the term of the Boennighausen Agreement as determined by the Compensation Committee and he is also eligible for group insurance, retirement and vacation benefits that are available to other executive employees.
If Mr. Boennighausen’s employment is terminated by the Company without cause or as a result of non-extension of the Boennighausen Agreement by the Company, or he voluntarily terminates his employment for good reason, Mr. Boennighausen will be entitled to receive (i) 12 months of base salary following the date of termination, (ii) a pro rata portion of his annual bonus for the year in which the date of termination occurs, based on year-to-date performance as determined by the Board in good faith; and (iii) an amount equal to Mr. Boennighausen’s COBRA premium for as long as he and, if applicable, his dependents are eligible for continued group medical coverage under COBRA from the Company, in each case subject to his execution of a release of claims in favor of the Company and compliance with certain covenants. The Boennighausen Agreement prohibits Mr. Boennighausen from competing with us or soliciting our employees during the course of his employment and for twelve months following his termination of employment.
On December 4, 2017, we entered into a transition agreement (the “Transition Agreement”) with Paul Strasen, who served as Executive Vice President, General Counsel and Secretary of the Company until his resignation became effective on December 29, 2017 (the “Transition Date”). Pursuant to the Transition Agreement, Mr. Strasen assumed the titles Of Counsel and Assistant Secretary of the Company from the Transition Date through January 2, 2019 or such other date as shall be mutually agreed (the “Termination Date”).
Pursuant to the Transition Agreement, Mr. Strasen will receive a base salary of $125,000 per year and is eligible to receive (i) an annual bonus for 2017 (payable in the first quarter of 2018), determined as if Mr. Strasen had remained an executive officer of the Company and (ii) an annual bonus for 2018 (payable in the first quarter of 2019), if and to the extent determined by the Compensation Committee of the Board or its delegate in its sole discretion. Additionally, Mr. Strasen is entitled to an equity-based award for 2017 under our Amended and Restated 2010 Stock Incentive Plan, determined as if Mr. Strasen had remained an executive officer of the Company, provided that, subject to Mr. Strasen’s continued employment until the Termination Date, no less than 25% of such award will be vested upon the Termination Date. In addition, Mr. Strasen will continue to participate in Company employee benefit plans through the Termination Date, subject to applicable plan terms. Mr. Strasen will remain bound by various confidentiality, noncompetition and nonsolicitation obligations pursuant to other agreements he previously entered into with the Company.
If the Transition Agreement is terminated by the Company without cause, Mr. Strasen will be entitled to receive the above-described compensation at the times specified in the Transition Agreement, subject to entering into a mutual release of claims with the Company.
Payments Upon Termination or Change in Control
None of our NEOs are entitled to receive payments or other benefits upon termination of employment or a change in control, except as provided in the Employment and Severance Agreements described above.
Certain Other Compensation Plans
401(k) Plan
We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to defer eligible compensation subject to applicable annual Internal Revenue Code limits. No employer contributions were made to the 401(k) plan in 2016 or 2017. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to be qualified under Section 401(a) of the Internal Revenue Code.
Pension Benefits
Our NEOs did not receive any benefits from the Company under any pension or retirement plan we sponsored during 2016 or 2017.
Nonqualified Deferred Compensation
On May 16, 2013 the Company adopted The Executive Non-Qualified “Excess” Plan (the “Excess Plan”). The Excess Plan provides supplementary benefits to the eligible participants whose benefits under the Company’s 401(k) Plan are limited because of the restriction on annual additions that may be made to a qualified defined contribution plan and/or the limitation on compensation that may be taken into account in calculating contributions to such a plan. Our NEOs did not earn any nonqualified deferred compensation benefits from us during 2016 or 2017 under the Excess Plan or otherwise.

DIRECTOR COMPENSATION

We have adopted a non-employee director compensation plan covering non-employee directors. The non-employee director compensation plan provides for the payment of cash retainers for board and committee service, as well as an annual retainer equity grant for board service. Under the plan, each non-employee director covered by the plan receives an annual cash retainer for board service, an annual cash retainer for committee service and an annual cash retainer for serving as chair of a committee. The Board has currently fixed the retainer for board service at $50,000 per year (or $100,000 in the case of the Chairman of the Board), and it has fixed each of the retainers for committee service and committee chair at $10,000 per year. The plan also provides that the lead independent director will receive an annual cash retainer of $20,000. Finally, at the close of business on the date of the Company’s annual meeting of stockholders, each non-employee director covered by the plan will receive restricted stock units RSUs, which shall be fully vested upon grant, having a fair market value at the date of grant equal to $50,000.
Directors who are also employees, such as Messrs. Boennighausen and Murphy, do not and will not receive any compensation for their services as directors. In addition, under the stockholders agreement with L Catterton and Argentia, any fees and stock awards otherwise payable to directors appointed by L Catterton shall instead be paid directly to Catterton Management Company, L.L.C. and any fees and stock awards otherwise payable to directors appointed by Argentia shall instead be paid directly to Argentia. The directors appointed by L Catterton and Argentia include Messrs. Dahnke and Taub appointed by L Catterton and Mr. Dufresne appointed by Argentia. In addition, fees and stock awards otherwise payable to Mr. Lynch are transferred directly to Mill Road Capital Management LLC, at Mr. Lynch’s request.
Directors have been and will continue to be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our certificate of incorporation and bylaws, as well as the protection provided by director and office liability insurance provided by us.
The following table sets forth information concerning the compensation of our independent directors for the fiscal year ended January 2, 2018.

Director Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Total ($)
Scott Dahnke	$90,000	(1)	$49,998	(10)	$139,998
Francois Dufresne	70,000	(2)	49,998	(10)	119,998
Mary Egan	16,484	(3)	—		16,484
Robert Hartnett	83,874	(4)	99,996	(10)	183,870
Jeffrey Jones	88,626	(5)	49,998	(10)	138,624
Thomas Lynch	37,500	(6)	54,163	(10)	91,663
Drew Madsen	13,736	(7)	—		13,736
Johanna Murphy	30,000	(8)	—		30,000
James Rand	15,000	(9)	—		15,000
Andrew Taub	50,000		49,998	(10)	99,998
____________________________

(1)
This amount includes $10,000 for serving on each of the Compensation and Nominating and Corporate Governance committees and $10,000 for serving as the Chairman of each of the Compensation and Nominating and Corporate Governance committees. All amounts to which Mr. Dahnke is entitled are paid directly to Catterton Management Company, L.L.C., which is affiliated with our large stockholder L Catterton.

(2)	This amount includes $10,000 for serving on each of the Compensation and Nominating and Corporate Governance committees. All amounts to which Mr. Dufresne is entitled are paid directly to Argentia.

(3)	Ms. Egan joined the Board of Directors in September 2017. This amount includes fees prorated to reflect a partial year of service on the Board of Directors and as a member of the Audit Committee.

(4)
Mr. Hartnett served as independent Chairman of the Board of Directors until July 2017 and joined the Audit Committee in April 2017. This amount includes partial year fees for serving as Chairman of the Board and fees for serving on the Audit Committee, each amount prorated to reflect a partial year of service.

(5)
Mr. Jones was elected as the Lead Independent Director on July 26, 2017. This amount includes fees prorated to reflect a partial year of service as the Lead Independent Director. Additionally, the amount includes $10,000 for serving on each of the Audit and Compensation Committees and $10,000 for serving as the Chairman of the Audit Committee.

(6)	Mr. Lynch joined the Board of Directors in April 2017. This amount includes fees prorated to reflect a partial year of service on the Board of Directors.

(7)	Mr. Madsen joined the Board of Directors in September 2017. This amount includes fees prorated to reflect a partial year of service on the Board of Directors.

(8)
Ms. Murphy’s did not stand for re-election at the 2017 Annual Meeting of Stockholders and her term expired in May 2017. This amount includes fees reflecting her partial year of service on the Board of Directors.

(9)	Mr. Rand resigned from the Board of Directors in April 2017. This amount includes fees reflecting his partial year of service on the Board of Directors.

(10)
The annual retainer grant in 2017 had a grant date fair value (computed in accordance with FASB ASC Topic 718) of $5.20 per share. The shares in the retainer grants for Messrs. Dahnke and Taub were transferred directly to Catterton Management Company, L.L.C., and the shares in the retainer grant for Mr. Dufresne were transferred directly to Argentia and the shares in the retainer grant for Mr. Lynch were transferred directly to Mill Road Capital Management LLC.

TRANSACTIONS WITH RELATED PERSONS

The following is a description of each transaction since January 4, 2017, including any currently proposed transaction, in which we were or are to be a participant, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, director nominees, executive officers, beneficial holders of more than 5% of either our Class A or our Class B common stock, or any of their immediate family members had or will have a direct or indirect material interest.
Stockholders Agreement. In connection with our initial public offering, we amended and restated our stockholders agreement, dated as of July 2, 2013, with L Catterton and Argentia (our “Equity Sponsors”), which amendment and restatement became effective upon the completion of our initial public offering. The stockholders agreement grants our Equity Sponsors the right, subject to certain conditions, to nominate representatives to our Board of Directors and committees of our Board of Directors. L Catterton and Argentia each will have the right to designate two members to our Board of Directors, and the parties to the stockholders agreement will agree to vote to elect such director designees.
Additionally, L Catterton and Argentia have agreed to elect each other’s director nominees and to not take certain actions affecting us without the consent of the other.
If at any time an Equity Sponsor owns more than 10% and less than 20% of our outstanding Class A and Class B common stock, such Equity Sponsor has the right to designate one nominee for election to our Board of Directors. If an Equity Sponsor’s ownership level falls below 10% of our outstanding Class A and Class B common stock, such Equity Sponsor will no longer have a right to designate a nominee. In addition, for so long as L Catterton and Argentia together hold at least 35% of the voting power of our outstanding common stock, certain actions may not be taken without the approval of L Catterton (so long as it holds at least 5% of the voting power of our outstanding common stock) and Argentia (so long as it holds at least 5% of the voting power of our outstanding common stock (for certain of which actions we have obtained a waiver from each of the Equity Sponsors in connection with our completion of the private placement)), including:

•
any merger, recapitalization or other adjustment in voting rights, if following such event, L Catterton and Argentia would not together have sufficient voting power or otherwise be entitled to elect a majority of our Board of Directors;

•	any sale of all or substantially all the assets of the Company;

•	the issuance of any capital stock or debt securities of us or any of our subsidiaries for consideration exceeding $50.0 million, other than certain issuances upon the grant of equity awards;

•	the creation of any new class or series of shares of equity securities having rights, preferences or privileges senior to or on a parity with the common stock; or

•
any amendment of our certificate of incorporation, bylaws or equivalent organization documents of the Company or any subsidiary of the Company in a manner that could reasonably be expected to adversely affect the rights of L Catterton or Argentia.

Private Placement to L Catterton. On February 8, 2017, we entered into a securities purchase agreement with L Catterton, pursuant to which we sold to L Catterton, in return for aggregate gross proceeds to us of $18.5 million, an aggregate of 18,500 shares of Series A Convertible Preferred Stock, par value $0.01 per share, convertible into 4,252,873 shares of Class A common stock at a conversion price of $4.35 per share, for a purchase price of $1,000 per share, plus warrants exercisable beginning six months following their issuance for the purchase of 1,913,793 shares of Class A common stock at a price per share of $4.35. On April 12, 2017, 18,500 shares of Preferred Stock were converted into 4,252,873 shares of Class A common stock. The securities purchase agreement with L Catterton also provides for the registration of the Class A common stock underlying the Convertible Preferred Stock and the warrants, as well as any outstanding shares of Class A common stock or other Company equitable securities held by L Catterton. Such registration statement became effective May 17, 2017.
In connection with the private placement with L Catterton, we entered into a Letter Agreement with Argentia that provides we will indemnify Argentia in limited circumstances for certain losses incurred by Argentia or its affiliates that arise out of the private placement, for which transaction Argentia provided its consent pursuant to the terms of our stockholders agreement.  The Letter Agreement, among other things, also provides for the registration of shares of Class A common stock (including shares of Class A common stock into which shares of Class B common stock may be converted) held by Argentia, by us on terms substantially similar to the registration rights that we agreed to provide to L Catterton in the Securities Purchase Agreement. Such shares were also registered on our registration statement that became effective May 17, 2017.
Private Placement to Mill Road Capital. On March 13, 2017, we entered into a securities purchase agreement with Mill Road Capital, pursuant to which we sold to Mill Road Capital, in return for aggregate gross proceeds of $31.5 million, an aggregate of 8,873,240 shares of our Class A common stock, par value $0.01 per share, for a purchase price of $3.55 per share. Under the securities purchase agreement with Mill Road Capital, if at any time Mill Road Capital owns 10.0% or more of our outstanding Class A and Class B common stock, Mill Road Capital has the right to designate one nominee for election to our Board of Directors. If Mill Road Capital’s ownership level falls below 10% of our outstanding Class A and Class B common stock, Mill Road Capital will no longer have a right to designate a nominee. Our securities purchase agreement with Mill Road Capital also provides for the registration of any outstanding shares of Class A common stock or other Company equity securities held by Mill Road Capital. Such registration statement became effective May 17, 2017.
Registration Rights Agreement. Pursuant to the terms of a registration rights agreement between us and certain holders of our stock, including L Catterton, certain of its affiliates and Argentia, certain holders of our stock are entitled to demand and piggyback rights:

•
Demand Registrations. Under the registration rights agreement, both L Catterton and Argentia are able to require us to file a registration statement under the Securities Act, covering at least 10% of our equity interests, and we are required to notify holders of such securities in the event of such request (a “Demand Registration Request”). Each of L Catterton and Argentia can issue unlimited Demand Registration Requests, unless we are ineligible to use Form S-3, in which case we will not be obligated to grant more than three Demand Registration Requests to each of L Catterton and Argentia during such period of ineligibility.

•
Piggyback Registrations. Under the Registration Rights Agreement, if at any time we propose or are required to register any of our equity securities under the Securities Act (other than a demand registration or pursuant to an employee benefit or dividend reinvestment plan), we will be required to notify each eligible holder of its right to participate in such registration and to use commercially reasonable efforts to cause all eligible securities requested to be included in the registration to be so included.

Procedures for Approval of Related Party Transactions. Our policies on related party transactions, which are included in our Audit Committee charter and our Employee Code of Business Conduct and Ethics, address the policies and procedures for review and approval of related party transactions. These policies cover certain relationships and material obligations and interests. These policies provide that, in determining whether or not to recommend the initial approval or ratification of a related party transaction, all relevant facts and circumstances available shall be considered. The Audit Committee is responsible for approval and ratification of certain related person transactions pursuant to the applicable policies and procedures. All of the above-summarized transactions have been approved in accordance with such policies.

REPORT OF THE AUDIT COMMITTEE
This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that The Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act of 1933 or the Securities Exchange Act of 1934.
The principal purpose of the Audit Committee is to assist the Board of Directors in its oversight of (i) the integrity of our accounting and financial reporting processes and the audits of our financial statements; (ii) our system of disclosure controls and internal controls over financial reporting; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditor; (v) the performance of our independent auditor; and (vi) the business practices and ethical standards of the Company. The Audit Committee is responsible for the appointment, compensation, retention and oversight of work of the Company’s independent auditor. The Audit Committee’s function is more fully described in its charter.
Our management is responsible for the preparation, presentation and integrity of our financial statements, for the appropriateness of the accounting principles and reporting policies that we use and for establishing and maintaining adequate internal control over financial reporting. Ernst & Young LLP, or Ernst & Young, our independent registered public accounting firm for the year ending January 2, 2018, was responsible for performing an independent audit of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 2, 2018, and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.
The Audit Committee has reviewed and discussed with management our audited financial statements included in our Annual Report on Form 10-K for the year ended January 2, 2018.
The Audit Committee has also reviewed and discussed with Ernst & Young the audited financial statements in the Form 10-K. In addition, the Audit Committee discussed with Ernst & Young those matters required to be discussed under applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”). Additionally, Ernst & Young provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with Ernst & Young its independence from the Company.
Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Form 10-K for filing with the SEC.

THE AUDIT COMMITTEE

Jeffrey Jones (Chair)
Mary Egan
Robert Hartnett

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 and SEC rules require our directors, executive officers and persons who own more than 10% of any class of our common stock to file reports of their ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Based solely on our review of the reports filed during 2017, and on written representations from such reporting persons, we determined that no director, executive officer or beneficial owner of more than 10% of any class of our common stock failed to file any report as required under Section 16(a) on a timely basis during 2017.

STOCKHOLDER PROPOSALS
Stockholder proposals for inclusion in the Company’s Proxy Statement and form of proxy pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, relating to the Company’s 2019 annual meeting of stockholders to be held in 2019 must be received by the Company at the principal executive offices of the Company no later than the close of business on December 5, 2018. Stockholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2019 (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on February 15, 2019 and not earlier than the close of business on January 16, 2019. However, if the Company changes the date of the 2019 annual meeting of stockholders to a date more than 30 days before or 70 days after the anniversary of the 2018 Annual Meeting, then such notice must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Company. Any matter so submitted must comply with the other provisions of the Company’s bylaws and be submitted in writing to the Secretary at the principal executive offices.
DIRECTORS’ ATTENDANCE AT ANNUAL STOCKHOLDER MEETINGS
The Company invites its Board members to attend its annual stockholder meetings and requires that they make every effort to attend the annual meetings absent an unavoidable and irreconcilable conflict. All eight of the Company’s directors then serving attended the Company’s 2017 Annual Meeting of Stockholders.
STOCKHOLDER COMMUNICATIONS
Any security holder of the Company wishing to communicate with the Board may write to the Board at Board of Directors, c/o Corporate Secretary, Noodles & Company, 520 Zang Street, Suite D, Broomfield, CO 80021, or by email at investorrelations@noodles.com. The Corporate Secretary will maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communication, as determined by the Corporate Secretary. The Board or individual directors so addressed will be advised of any communication withheld for safety or security reasons as soon as practicable.

In addition, any person wishing to communicate with Jeffrey Jones, the Company’s Lead Independent Director, or with the Company’s other independent directors may do so by writing to them, c/o Corporate Secretary, Noodles & Company, 520 Zang Street, Suite D, Broomfield, CO 80021, or by email at investorrelations@noodles.com.
OTHER BUSINESS
The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
Whether or not you expect to attend the meeting, please vote so that your shares may be represented at the meeting.
WHERE YOU CAN FIND MORE INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.
We make available free of charge on or through our Internet website, investor.noodles.com, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The

SEC’s Internet website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.
WE WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR 2017 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1. STOCKHOLDERS SHOULD DIRECT SUCH REQUESTS TO THE COMPANY’S SECRETARY AT NOODLES & COMPANY, 520 ZANG STREET, SUITE D, BROOMFIELD, CO 80021, OR BY EMAIL AT INVESTORRELATIONS@NOODLES.COM.

noodles WORLD KITCHEN

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.proxypush.com/NDLS
Use the Internet to vote your proxy until 11:59 p.m. (CT) on May 15, 2018.

TELEPHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on May 15, 2018.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Please detach here

The Board of Directors Recommends a vote FOR each of the nominees listed in Item 1 below and FOR Item 2.

Company Proposals:

1. Election of Class II directors:
01 François Dufresne
02 Jeffrey Jones
03 Drew Madsen
04 Andrew Taub

☐ FOR all nominees (except as marked) ☐ WITHHOLD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

☐ For ☐ Against ☐ Abstain

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF THE NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

Address Change? Mark box, sign, and indicate changes below: ☐

Date ____________________

Signature(s) in Box

Please sign exactly as your name(s) appears on the proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide the full name of the corporation and the title of the authorized officer signing the proxy.

NOODLES & COMPANY

ANNUAL MEETING OF STOCKHOLDERS

May 16, 2018
1:00 p.m. Local Time

noodles WORLD KITCHEN

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 16, 2018.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

The proxy, when properly signed, will be voted in the manner specified in the proxy card. However, if a properly signed proxy is returned with no choice specified, the proxy will be voted FOR each of the nominees listed in Item 1 and FOR Item 2.

By signing the proxy, you revoke all prior proxies and appoint Dave Boennighausen and Melissa Heidman, and each of them, and each with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments and postponements thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve).

See reverse for voting instructions.